EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-90609, 333-108330 and 333-108331 of Jacksonville Bancorp, Inc. of our report dated February 13, 2004 appearing in this Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2005.


HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 20, 2006


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